Exhibit 10.2

SECURITY AGREEMENT

This Security Agreement (“Agreement”) is between Pursuit Capital, LLC (“Secured Party”) and Nationwide Financial Solutions, Inc. (“Debtor”).

1.	DEFINITIONS

1.1          Capitalized Terms. Unless defined elsewhere in this Agreement, capitalized terms used in this Agreement will have the meanings ascribed to them in the attached Appendix A.

1.2          UCC Terms. Unless the context clearly indicates otherwise, terms used in this Agreement that are defined in the Uniform Commercial Code will have the meanings ascribed to them in the Uniform Commercial Code.

2.	SECURITY INTEREST

2.1          Grant. As security for the full and prompt payment and performance of the Obligations, Debtor grants Secured Party a security interest in the Collateral.

2.2	Perfection.

Debtor authorizes Secured Party to file all financing statements that Secured Party deems reasonably necessary to perfect and continue Secured Party’s security interest in the Collateral. Debtor authorizes Secured Party to indicate on each financing statement that the financing statement covers all assets or all personal property of Debtor.

2.3          Termination. Upon the full payment of the Obligations, Secured Party will take all actions that Debtor deems reasonably necessary to terminate Secured Party’s security interest in the Collateral.

3.	REPRESENTATIONS AND WARRANTIES OF DEBTOR
Debtor represents and warrants to Secured Party as follows:

3.1          Authority. Debtor has full power and authority to sign and deliver this Agreement and to perform all of Debtor’s obligations under this Agreement.

3.2          Binding Obligation. This Agreement is the legal, valid, and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws of general application or by general principles of equity.

3.3          No Conflicts. The signing and delivery of this Agreement by Debtor and the performance by Debtor of all of Debtor’s obligations under this Agreement will not:

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(a)	conflict with Debtor’s articles of incorporation or bylaws;

(b)          breach any agreement to which Debtor is a party, or give any person the right to accelerate any obligation of Debtor;

(c)	violate any law, judgment, or order to which Debtor is subject; or

(d)          require the consent, authorization, or approval of any person, including but not limited to any governmental body.

3.4          Ownership. Debtor has good title to the Collateral, free from all Encumbrances except Permitted Encumbrances.

3.5          Location of Debtor. Debtor is a Corporation duly organized and validly existing under the laws of the State of Nevada.

4.	RIGHTS AND OBLIGATIONS CONCERNING COLLATERAL
	4.1	Inspection.

Upon Secured Party’s request, Debtor will:

(a)          permit Secured Party to inspect any Collateral in the possession of Debtor; and

(b)          permit Secured Party to inspect and copy Debtor’s books of account and records related to the Collateral.

Upon Debtor’s request, Secured Party will permit Debtor to inspect any Collateral in the possession of Secured Party.

5.	DEFAULTS AND REMEDIES
	5.1	Events of Default. Each of the following events is an Event of Default:

(a)          Debtor fails to make any payment Obligation within 20 days after the due date of the payment;

(b)          Debtor fails to perform any non-payment Obligation within 60 days after Secured Party notifies Debtor of the failure to perform the Obligation when due;

(c)          any representation or warranty made by Debtor in this Agreement is found to have been untrue or misleading in any material respect as of the date of this Agreement;

(d)          Debtor voluntarily dissolves or ceases to exist, or any final and nonappealable order or judgment is entered against Debtor decreeing its dissolution;

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(e)          Debtor fails to pay, becomes insolvent or unable to pay, or admits in writing an inability to pay Debtor’s debts as they become due, or makes a general assignment for the benefit of creditors;

(f)           a proceeding with respect to Debtor is commenced under any applicable law for the benefit of creditors, including but not limited to any bankruptcy or insolvency law, or an order for the appointment of a receiver, liquidator, trustee, custodian, or other officer having similar powers over Debtor or the Collateral is entered;

(g)	an event of default occurs under:
(i)	any agreement evidencing, guaranteeing, or securing the payment or performance of any of the Obligations; or
(ii)	any agreement securing the payment or performance of any of the obligations of any guarantor of the Obligations.

5.2          Remedies. On and after an Event of Default, Secured Party may exercise the following remedies, which are cumulative and which may be exercised singularly or concurrently:

(a)          upon notice to Debtor, the right to accelerate the due dates of the Obligations so that the Obligations are immediately due, payable, and performable in their entirety;

(b)	the right to pay and perform any of the Obligations;

(c)          any remedy available to Secured Party under any agreement evidencing, guaranteeing, or securing the payment or performance of any of the Obligations or any of the obligations of any guarantor of the Obligations;

(d)          any remedy available to Secured Party under the Uniform Commercial Code; and

	(e)	any other remedy available to Secured Party at law or in equity.
6.	GENERAL

6.1          Time of Essence. Time is of the essence with respect to all dates and time periods in this Agreement.

6.2          Binding Effect. This Agreement will be binding on the parties and their respective heirs, personal representatives, successors, and permitted assigns, and will inure to their benefit.

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6.3          Amendment. This Agreement may be amended only by a written document signed by the party against whom enforcement is sought.

6.4          Notices. All notices or other communications required or permitted by this Agreement:

(a)	must be in writing;

(b)          must be delivered to the parties at the addresses set forth below, or any other address that a party may designate by notice to the other parties; and

(c)	are considered delivered:

(d)          upon actual receipt if delivered personally or by fax, e-mail, or an overnight delivery service; and

(e)          at the end of the third business day after the date of deposit in the United States mail, postage pre-paid, certified, return receipt requested.

To Secured Party:	To Debtor:

Pursuit Capital, LLC	Nationwide Financial Solutions, Inc.
7373 E. Doubletree Ranch Rd	3231 S. Country Club Way
Suite 200	Suite 102
Scottsdale, AZ 85258	Tempe, AZ 85282
Fax: (480) 991-6606	Fax: (480) 889-7271
E-mail: lmullins@pursuit	E-mail: darrend@nationwideworks.com
Attn:William L. Mullins	Attn: Darren Dierich

With a copy to:	With a copy to:

______________________________	______________________________
______________________________	______________________________
______________________________	______________________________
______________________________	______________________________
Fax: _________________________	Fax: _________________________
E-mail: ________________________	E-mail: ________________________
Attn: _________________________	Attn: _________________________

6.5          Severability. If a provision of this Agreement is determined to be unenforceable in any respect, the enforceability of the provision in any other respect and of the remaining provisions of this Agreement will not be impaired.

6.6          Further Assurances. The parties will sign other documents and take other actions reasonably necessary to further effect and evidence this Agreement.

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6.7          Attachments. Any exhibits, schedules, and other attachments referenced in this agreement are part of this Agreement.

6.8          Remedies. The parties will have all remedies available to them at law or in equity. All available remedies are cumulative and may be exercised singularly or concurrently.

6.9          Governing Law. This Agreement is governed by the laws of the State of Nevada, without giving effect to any conflict-of-law principle of any jurisdiction.

6.10       Venue. Any action or proceeding arising out of this Agreement will be litigated in courts located in Maricopa County, Arizona. Each party consents and submits to the jurisdiction of any local, state, or federal court located in Maricopa County, Arizona.

6.11       Attorney’s Fees. If any arbitration or litigation is instituted to interpret, enforce, or rescind this Agreement, including but not limited to any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim will be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party’s reasonable attorney’s fees and other fees, costs, and expenses of every kind, including but not limited to the costs and disbursements specified in the Arizona Administrative Code, incurred in connection with the arbitration, the litigation, any appeal or petition for review, the collection of any award, or the enforcement of any order, as determined by the arbitrator or court.

6.12       Entire Agreement. This Agreement contains the entire understanding of the parties regarding the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations and agreements, whether written or oral, between the parties with respect to the subject matter of this Agreement.

6.13       Signatures. This Agreement may be signed in counterparts. A fax transmission of a signature page will be considered an original signature page. At the request of a party, a party will confirm a fax-transmitted signature page by delivering an original signature page to the requesting party.

[signature page to follow]

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Dated effective: November 8, 2005

Secured Party:

Pursuit Capital, LLC /s/ William L. Mullins By: William L. Mullins Its: Managing Member

___________________________________ Pursuit Capital, LLC

Debtor:

Nationwide Financial Solutions, Inc. /s/ Darren R. Dierich By: Darren R. Dierich Its: Chief Financial Officer

___________________________________ Nationwide Financial Solutions, Inc.

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APPENDIX A

Definitions

“Collateral” means all of Debtor’s personal property, wherever located, whether presently owned or subsequently acquired, including but not limited to:

•	accounts, chattel paper, deposit accounts, documents, equipment, general intangibles, instruments, inventory, investment property, letter-of-credit rights, and money;
•	books of account and records related to the property.

“Encumbrance” means any lien, mortgage, pledge, security interest, or other encumbrance.

“Event of Default” means any event specified in Section 5.1.

“Obligations” means:

•

the Promissory Note dated November 8, 2005 in the principal amount of $2,000,000 made by Debtor in favor of Secured Party; and the Promissory Note dated November 8, 2005 between Debtor and Secured Party; and

•	this Agreement.

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